UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 28, 2020 (July 28, 2020)

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On July 28, 2020, pursuant to the Agreement and Plan of Merger, dated as of May 3, 2020 (the “Merger Agreement”), by and among KLX Energy Services Holdings, Inc. (“KLXE” or the “Company”), Krypton Intermediate, LLC, an indirect wholly owned subsidiary of KLXE (“Acquiror”), Krypton Merger Sub, Inc., an indirect wholly owned subsidiary of KLXE (“Merger Sub”), and Quintana Energy Services Inc. (“QES”), KLXE completed the previously announced acquisition of QES, by means of a merger of Merger Sub with and into QES, with QES surviving the merger as a wholly owned subsidiary of KLXE (the “Merger”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

In accordance with the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of QES common stock, par value $0.01 per share (the “QES Common Stock”), was automatically converted into the right to receive 0.0969 shares (the “Exchange Ratio”) of KLXE common stock, par value $0.01 per share (the “KLXE Common Stock”), which Exchange Ratio reflects adjustment for the 1-for-5 reverse stock split of the KLXE Common Stock effected immediately prior to the consummation of the Merger. No fractional shares of KLXE Common Stock have been or will be issued in the Merger, and holders of QES Common Stock have received or will receive cash in lieu of any fractional shares of KLXE Common Stock.

In addition, in accordance with the Merger Agreement, at the Effective Time, QES restricted stock units held by employees were automatically converted into corresponding restricted stock units with respect to shares of KLXE Common Stock (the “Converted Awards”) based on the Exchange Ratio, with performance criteria deemed satisfied based on achievement levels set forth in the Merger Agreement. Following the Effective Time, the Converted Awards will otherwise continue to be governed by the same terms and conditions as applicable to such awards prior to the Effective Time, including with respect to service-based vesting. QES phantom units and non-employee director restricted stock units vested at the Effective Time in accordance with the terms of the underlying award agreements and were cancelled in exchange for shares of KLXE Common Stock based on the Exchange Ratio.

In connection with the closing of the Merger, KLXE expects to issue approximately 3.3 million shares of KLXE Common Stock to holders of QES Common Stock, and approximately 244,000 shares of KLXE Common Stock to holders of QES phantom awards and restricted stock units that are settled in KLXE Common Stock or are converted to KLXE restricted stock units in connection with closing, at such times that the phantom awards and restricted stock units vest and/or are settled in accordance with their terms and the terms of the Merger Agreement.

The shares of KLXE Common Stock issued in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to KLXE’s registration statement on Form S-4 (File No. 333-238870), initially filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2020, and declared effective by the Commission on June 29, 2020 (the “Registration Statement”).

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to KLXE’s Current Report on Form 8-K filed on May 4, 2020 and is incorporated herein by reference.

The information set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, at the annual meeting of KLXE’s stockholders held on July 24, 2020 (the “KLXE Annual Meeting”), KLXE’s stockholders approved, among other proposals, an amendment to the amended and restated certificate of incorporation of KLXE (the “Reverse Stock Split Amendment”) to effect a reverse stock split of KLXE common stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by KLXE’s Board of Directors (the “Reverse Stock Split”). The KLXE Board of Directors resolved to implement the Reverse Stock Split at a ratio of 1-for-5.

On July 27, 2020, KLXE filed the Reverse Stock Split Amendment with the Delaware Secretary of State to effect the Reverse Stock Split. The Reverse Stock Split Amendment became effective on July 28, 2020, immediately prior to consummation of the Merger. As a result of the Reverse Stock Split, the number of issued and outstanding shares of KLXE Common Stock immediately before the Reverse Stock Split was reduced to a smaller number of shares, such that every five shares of KLXE Common Stock held by a stockholder immediately before the Reverse Stock Split were combined and reclassified into one share of KLXE Common Stock. Immediately following the Reverse Stock Split (but before consummation of the Merger), there were approximately 5.0 million shares of KLXE Common Stock outstanding.

Immediately following the Reverse Stock Split and consummation of the Merger, there were approximately 8.3 million shares of KLXE Common Stock outstanding (including the approximately 5.0 million shares of KLXE Common Stock outstanding immediately after the Reverse Stock Split and immediately before consummation of the Merger).

The foregoing description of the Reverse Stock Split Amendment is not complete and is subject to and qualified in its entirety by reference to the Reverse Stock Split Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Upon the closing of the Merger and pursuant to the terms of the Merger Agreement the size of the KLXE Board of Directors was increased from eight members to nine members. In connection with the Merger and pursuant to the terms of the Merger Agreement, each of Benjamin A. Hardesty, Amin J. Khoury and Theodore L. Weise submitted letters of resignation and ceased to be directors of the KLXE Board of Directors effective as of the Effective Time. Mr. Hardesty was a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Weise was a member of the Audit Committee and the Nominating and Corporate Governance Committee. There were no disagreements between the directors tendering their resignations and KLXE on any matter relating to the Company’s operations, policies or practices. John T. Collins also submitted a letter of resignation as a Class III director, effective as of the Effective Time, and was immediately thereafter reappointed as a Class II director and non-Executive Chairman of the KLXE Board of Directors.

In connection with the Merger and pursuant to the terms of the Merger Agreement, each of Dalton Boutté, Jr., Gunnar Eliassen, Corbin J. Robertson, Jr. and Dag Skindlo was appointed to the KLXE Board of Directors, effective as of the Effective Time, as a Class III director, Class I director, Class III director and Class II director, respectively. After giving effect to such resignations and appointments and immediately following the Effective Time, the KLXE Board of Directors consists of the following individuals:

Name	Class
Gunnar Eliassen	Class I
Richard G. Hamermesh	Class I
John T. Whates, Esq.	Class I
John T. Collins	Class II
Dag Skindlo	Class II
Stephen M. Ward, Jr.	Class II
Dalton Boutté, Jr.	Class III
Thomas P. McCaffrey	Class III
Corbin J. Robertson, Jr.	Class III

The KLXE Board is divided into three classes of directors. Directors of each class are elected for three-year terms, and each year the KLXE stockholders elect one class of directors. The directors designated as Class III directors have terms expiring at the 2021 annual meeting of stockholders, the directors designated as Class I directors have terms expiring at the 2022 annual meeting of stockholders, and the directors designated as Class II directors have terms expiring at the 2023 annual meeting of stockholders.

Upon consummation of the Merger the KLXE Board of Directors had four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Integration Committee. Following the Effective Time, the following directors serve as members of the committees:

Audit Committee: John T. Whates (Chairman), Richard G. Hamermesh, Gunnar Eliassen and Dag Skindlo

Compensation Committee: Dalton Boutté, Jr. (Chairman), Stephen M. Ward, Jr., Richard G. Hamermesh and Gunnar Eliassen

Nominating and Corporate Governance Committee: Richard G. Hamermesh (Chairman), Stephen M. Ward, Jr., John T. Whates, Dalton Boutté, Jr., Gunnar Eliassen and Dag Skindlo

Integration Committee: Thomas P. McCaffrey (Chairman), Stephen M. Ward, Jr., Dalton Boutté, Jr., and Corbin J. Robertson, Jr.

Information about compensation arrangements for KLXE’s directors can be found in the section of KLXE’s Definitive Proxy Statement on Form 14A, filed with the Commission on May 30, 2019, entitled “Compensation of Directors” and is incorporated herein by reference. The information required by Item 404(a) of Regulation S-K with respect to each of the newly appointed members of the KLXE Board of Directors is set forth in the section of the Registration Statement entitled “The Merger— Interests of QES Directors and Executive Officers in the Merger—Related Party Transactions,” and is incorporated herein by reference.

In addition, in connection with Mr. Collins reappointment to the KLXE Board of Directors, the Company entered into a letter agreement with Mr. Collins (the “Collins Letter Agreement”), providing for an annual cash retainer of $250,000 for the period commencing on July 28, 2020 and ending on the final date of Mr. Collins’ term on the KLXE Board of Directors or his earlier resignation or removal from the KLXE Board of Directors. The foregoing description of the Collins Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Collins Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Officers

Upon the Effective Time, Christopher J. Baker was appointed as President and Chief Executive Officer, Keefer M. Lehner was appointed as Executive Vice President and Chief Financial Officer, Max L. Bouthillette was appointed as Executive Vice President, General Counsel and Chief Compliance Officer and Geoffrey C. Stanford was appointed as Chief Accounting Officer. Set forth below is biographical information regarding the officers named above:

Geoffrey C. Stanford, age 53, has served as Vice President and Chief Accounting Officer of QES since May of 2018, and will serve as Vice President and Chief Accounting Officer of KLXE. Prior to joining QES, Mr. Stanford served as Vice President of Accounting for Amedisys Inc. from 2016 to 2018 and Vice President and Chief Accounting Officer for Willbros Group, Inc from 2012 to 2016. Mr. Stanford has more than 20 years of accounting experience for oilfield construction and services companies. Mr. Stanford began his career at PricewaterhouseCoopers. Mr. Stanford attended Louisiana State University – Baton Rouge, where he earned a B.S. in Accounting and a B.S. in Finance, and Tulane University, where he earned an M.B.A. Mr. Stanford is a licensed and certified public accountant in the state of Louisiana and Texas. There are no arrangements or understandings between Mr. Stanford and any other persons, pursuant to which he was appointed as Chief Accounting Officer, no family relationships among any of KLXE’s directors or executive officers and Mr. Stanford and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Information about each of Christopher J. Baker, Keefer M. Lehner and Max L. Bouthillette, including their business experience, is set forth in the Registration Statement in the section entitled “Management of KLXE Following the Merger.” Information about compensatory arrangements for Messrs. Baker, Lehner and Bouthillette can be found in the section of the Registration Statement entitled “The Merger—Interests of QES’s Directors and Executive Officers in the Merger” and is incorporated herein by reference. The information required by Item 404(a) of Regulation S-K with respect to each of the newly appointed officers of KLXE listed above is set forth in the Registration Statement in the section entitled “The Merger—Interests of QES Directors and Executive Officers in the Merger—Related Party Transactions,” and is incorporated herein by reference.

On May 3, 2020, in connection with the parties’ entry into the Merger Agreement, KLXE entered into employment agreements with each of Messrs. Baker (the “Baker Agreement”), Lehner (the “Lehner Agreement”), and Bouthillette (the “Bouthillette Agreement” and collectively, the “Employment Agreements”), which became effective upon the Effective Time. Information about the Employment Agreements can be found in the section of the Registration Statement entitled “The Merger—Interests of QES’s Directors and Executive Officers in the Merger—Employment Agreements with KLXE” and is incorporated herein by reference.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

On May 3, 2020, in connection with the parties’ entry into the Merger Agreement, KLXE entered into an employment agreement with Mr. Stanford (the “Stanford Agreement”) on substantially similar terms as his prior employment agreement with QES, which became effective upon the Effective Time. The Stanford Agreement provides for a two-year term beginning on the Effective Date and ending on the second anniversary of the Effective Date, with an automatic renewal for an additional one-year term on such second anniversary and each subsequent anniversary thereafter unless either party provides notice of non-renewal. The Stanford Agreement generally outlines Mr. Stanford’s duties and positions and provides for (i) an annualized base salary of $270,000, (ii) a target annual bonus equal to 50% of his base salary, (iii) eligibility to participate in any equity compensation arrangements or plans offered to senior executives, (iv) an automobile allowance of $1,200 per month, and (v) entitlement to benefits made generally available by KLXE to other senior executives.

In addition, the Stanford Agreement provides that upon a termination of Mr. Stanford’s employment by KLXE without cause, resignation for good reason, or due to disability, Mr. Stanford will be entitled to receive: (i) the pro-rata value through the date of termination of his target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to one times his base salary, (iii) an amount equal to one times his target bonus for the year in which the termination occurs, and (iv) for a period of 18 months following such termination, reimbursement of premiums paid by Mr. Stanford pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 to continue coverage in KLXE’s health, dental and vision insurance plans in which Mr. Stanford and/or his dependents participated immediately prior to the termination (the “COBRA Premium”).

Under the Stanford Agreement, if Mr. Stanford’s employment is terminated for good reason or without cause within 12 months of a change in control, which includes the closing of the Merger, then in lieu of the severance benefits described in the preceding paragraph, Mr. Stanford will be entitled to receive: (i) the pro-rata value through the date of termination of his target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to two times his base salary, (iii) an amount equal to two times his target bonus for the year in which the termination occurs, and (iv) for a period of 18 months following such termination, reimbursement of the COBRA Premium.

Mr. Stanford held QES restricted stock units immediately prior to the Effective Time, which were treated in accordance with the manner described in Item 2.01 of this Current Report on Form 8-K.

Additionally, in connection with the Merger and pursuant to the terms of the Merger Agreement, each of Thomas P. McCaffrey and Heather Floyd submitted letters of resignation and ceased to be officers of the Company effective as of the Effective Time. Information about compensatory arrangements for Mr. McCaffrey and Ms. Floyd in connection with their resignation can be found in the section of the Registration Statement entitled “The Merger— Interests of KLXE’s Directors and Executive Officers in the Merger” and is incorporated herein by reference. The foregoing description of the compensatory arrangements for Mr. McCaffrey and Ms. Floyd in connection with their resignation is qualified in its entirety by the full text of the Separation Agreements and Mutual Releases, which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Following the consummation of the Merger, Ms. Floyd will provide certain consulting services to KLX Energy Services LLC, a wholly owned subsidiary of the Company (“KLXE Services”) pursuant to the terms and conditions of that certain Independent Contractor Services Agreement, by and between Ms. Floyd and KLXE Services, dated as of July 28, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, KLXE Services will pay Ms. Floyd a bi-weekly rate for services provided, and reimburse Ms. Floyd for certain expenses that are pre-approved in writing by KLXE Services. The Consulting Agreement will be automatically terminated on September 30, 2020, unless extended by the parties’ mutual written consent.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensation Plans

KLXE Employee Stock Purchase Plan Amendment

On July 24, 2020, as previously disclosed on KLXE’s Current Report on Form 8-K, filed on July 24, 2020, KLXE’s stockholders approved an amendment to KLXE’s Employee Stock Purchase Plan (the “KLXE ESPP Amendment”), pursuant to which the total number of shares of KLXE Common Stock reserved for issuance under the ESPP was increased by 1,500,000 shares, as adjusted to give effect to the Reverse Stock Split.

A description of the KLXE ESPP Amendment is included in the Registration Statement, under the section entitled “KLXE Proposal 5—Amendment to the KLXE Employee Stock Purchase Plan” and is incorporated herein by reference.

The foregoing description of the KLXE ESPP Amendment does not purport to be complete and is qualified in its entirety by the full text of the KLXE ESPP Amendment which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

QES Equity Plans

In accordance with the terms of the Merger Agreement KLXE assumed, upon the Effective Time, the Quintana Energy Services Inc. 2018 Long Term Incentive Plan (“QES LTIP”) and the Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan (the “QES A&R LTIP”). Information about the QES LTIP and the QES A&R LTIP can be found in QES’s Current Report on Form 8-K (File No. 001-38383), filed with the Commission on February 14, 2018. The foregoing descriptions of the QES LTIP and the QES A&R LTIP do not purport to be complete and are qualified in their entirety by the full text of the QES LTIP and the QES A&R LTIP which are filed as Exhibits 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events

On July 28, 2020, KLXE and QES issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited consolidated balance sheets of QES and its subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, of shareholders’ equity and of cash flows for each of the three years in the period ended December 31, 2019 were previously filed with and included in the Registration Statement, beginning on page P-70, and are incorporated herein by reference.

The condensed consolidated balance sheets of QES and its subsidiaries as of March 31, 2020 (unaudited) and December 31, 2019, and the related condensed consolidated statements of operations (unaudited), of shareholders’ equity (unaudited) and of cash flows (unaudited) for the three months ended March 31, 2020 and 2019 were previously filed with and included in the Registration Statement, beginning on page V-3, and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this item was previously filed with and included in the Registration Statement under the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” and is incorporated herein by reference.

(d) Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of KLX Energy Services Holdings, Inc.

10.1	Letter Agreement, dated as of July 28, 2020, between John T. Collins and KLX Energy Services Holdings, Inc.

10.2	Executive Employment Agreement, dated as of May 3, 2020, between Christopher J. Baker and KLX Energy Services Holdings, Inc.

10.3	Executive Employment Agreement, dated as of May 3, 2020, between Max L. Bouthillette and KLX Energy Services Holdings, Inc.

10.4	Executive Employment Agreement, dated as of May 3, 2020, between Keefer M. Lehner and KLX Energy Services Holdings, Inc.

10.5	Separation Agreement and Mutual Release, dated as of July 28, 2020, by and between KLX Energy Services Holdings, Inc. and Thomas P. McCaffrey.

10.6	Separation Agreement and Mutual Release, dated as of July 28, 2020, by and between KLX Energy Services Holdings, Inc. and Heather Floyd.

10.7	Independent Contractor Services Agreement, dated as of July 28, 2020, by and between KLX Energy Services LLC and Heather Floyd.

10.8	Amendment No. 1 to the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan.

10.9	Quintana Energy Services Inc. 2018 Long Term Incentive Plan (Incorporated by reference to Exhibit 10.1 of Quintana Energy Services Inc.’s Current Report on Form 8-K filed on February 14, 2018).

10.10	Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.2 of Quintana Energy Services Inc.’s Current Report on Form 8-K filed on February 14, 2018).

99.1	Press Release, dated July 28, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2020

KLX Energy Services holdings, Inc.

By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	President and Chief Executive Officer